SCHEDULE 14A
                               (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

      Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

    Filed by registrant  [ x ]

    Filed by a party other than the registrant   [  ]

    Check the appropriate box:

    [  ]    Preliminary proxy statement

    [  ]    Definitive proxy statement

    [x ]    Definitive additional materials

    [  ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       CRESTAR FINANCIAL CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                    N/A
                 (Name of Person(s) Filing Proxy Statement)
-----------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

    |X| No fee required

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

    2. Aggregate number of securities to which transaction applies:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule of registration statement no.:

     (3) Filing party:

     (4) Date filed:





 Crestar Financial Corporation
 919 East Main Street
 P.O. Box 26665
 Richmond, VA  23261-6665
 (804) 782-7685

 ____________________________________________________________________

 Richard G. Tilghman                               CRESTAR
 Chairman and Chief Executive Officer

 November 25, 1998


 Dear Crestar Shareholder,

 By now, you should have received the proxy materials related to the planned merger of SunTrust Banks, Inc. and Crestar Financial Corporation. Your vote is very important. I URGE YOU TO REVIEW THE PROXY MATERIALS CAREFULLY AND VOTE PROMPTLY, THEREBY HELPING AVOID THE NEED FOR COSTLY FOLLOW-UP COMMUNICATION.

 After careful consideration, Crestar's Board and Management strongly believe this transaction is in the best interests of our shareholders, as well as our customers, the communities we serve and the vast majority of our employees.

 Because this merger is so critical to our future, I am writing to all shareholders to highlight some of the reasons we recommend a vote in favor of the transaction.

  o COMPETITIVE POSITIONING: The combination of Crestar and SunTrust will result in the 10th largest bank holding company in the United States, based on assets of $87 billion. With nearly 1,100 branches in six states and the District of Columbia, the Company will serve more than
      3.3 million customers and enjoy a leading position in some of the nation's most attractive banking markets. In short, the combined institution will have the size, scope and positioning necessary to compete effectively in the consolidating and changing U.S. financial services industry.

  o FINANCIAL PROSPECTS: The merger brings together two institutions with solid individual track records of strong financial performance. Looking ahead, the earnings power of the combined organization can be expected to be greater than that of either of its two component institutions. That's because the merger should generate enhanced revenues attributable to sales of each partners' products and services to a broader customer base. In addition, operating efficiencies will be derived over time from combining or consolidating certain functions.

  o STOCK POTENTIAL: In recent years, SunTrust stock has performed better than a number of recognized national bank stock indexes. While the price of SunTrust stock today is lower than its all-time high on the day before our merger announcement on July 20, it is important to note that bank stock indexes have also declined since then as part of this summer's stock market downturn. Looking ahead, we hope and expect that as the financial benefits of the SunTrust-Crestar merger begin to be realized, they will be reflected in the value of SunTrust shares.

  o DIVIDEND: As noted in the proxy materials, after the merger SunTrust senior management intends to recommend to the SunTrust Board, which will include four current Crestar directors, that the annual dividend on SunTrust common stock be increased to $1.38 per share, effective as of the first quarterly dividend date to occur after the merger. Assuming its approval, this 38% increase would bring the post-merger SunTrust dividend rate to a level equivalent to Crestar's current dividend rate.

  o EMPLOYEE AND COMMUNITY IMPACT: As a wholly owned subsidiary of SunTrust Banks, Inc., following the merger Crestar will continue to operate under its current management, serving its current markets.
      Our commitment to the communities in which we operate will be unchanged. Since there is no geographic overlap between SunTrust's and Crestar's franchises, there will be no branch closings as a result of the merger, nor any job eliminations in other customer contact areas. In general, merger-related job losses at Crestar will be minimal - and certainly much less than in other recent mergers in Crestar's market.


 If you have not already returned your proxy card or voted by telephone, I urge you to do so promptly. Voting instructions are included in the proxy materials.

 Thank you for your continued support.

 Sincerely,

 /s/ Richard G. Tilghman





 Crestar Financial Corporation
 919 East Main Street
 P.O. Box 26665
 Richmond, VA  23261-6665
 (804) 782-7685

 ____________________________________________________________________

 Richard G. Tilghman                               CRESTAR
 Chairman and Chief Executive Officer

 November 25, 1998


 Dear Crestar Thrift and Profit Sharing Plan Participant,

 By now, you should have received the proxy materials related to the planned merger of SunTrust Banks, Inc. and Crestar Financial Corporation. As a shareholder who is also a Crestar employee, your vote is very important. I URGE YOU TO REVIEW THE PROXY MATERIALS CAREFULLY AND VOTE PROMPTLY, THEREBY HELPING AVOID THE NEED FOR COSTLY FOLLOW-UP COMMUNICATION.

 After careful consideration, Crestar's Board and Management strongly believe this transaction is in the best interests of our shareholders, as well as our customers, the communities we serve and, importantly, the vast majority of our employees.

 Because this merger is so critical to our future, I am writing to all shareholders to highlight some of the reasons we recommend a vote in favor of the transaction.

 o COMPETITIVE POSITIONING: The combination of Crestar and SunTrust will result in the 10th largest bank holding company in the United States, based on assets of $87 billion. With nearly 1,100 branches in six states and the District of Columbia, the Company will serve more than
      3.3 million customers and enjoy a leading position in some of the nation's most attractive banking markets. In short, the combined institution will have the size, scope and positioning necessary to compete effectively in the consolidating and changing U.S. financial services industry.

 o FINANCIAL PROSPECTS: The merger brings together two institutions with solid individual track records of strong financial performance. Looking ahead, the earnings power of the combined organization can be expected to be greater than that of either of its two component institutions. That's because the merger should generate enhanced revenues attributable to sales of each partners' products and services to a broader customer base. In addition, operating efficiencies will be derived over time from combining or consolidating certain functions.

 o STOCK POTENTIAL: In recent years, SunTrust stock has performed better than a number of recognized national bank stock indexes. While the price of SunTrust stock today is lower than its all-time high on the day before our merger announcement on July 20, it is important to note that bank stock indexes have also declined since then as part of this summer's stock market downturn. Looking ahead, we hope and expect that as the financial benefits of the SunTrust-Crestar merger begin to be realized, they will be reflected in the value of SunTrust shares.

 o DIVIDEND: As noted in the proxy materials, after the merger SunTrust senior management intends to recommend to the SunTrust Board, which will include four current Crestar directors, that the annual dividend on SunTrust common stock be increased to $1.38 per share, effective as of the first quarterly dividend date to occur after the merger. Assuming its approval, this 38% increase would bring the post-merger SunTrust dividend rate to a level equivalent to Crestar's current dividend rate.

 o EMPLOYEE AND COMMUNITY IMPACT: As a wholly owned subsidiary of SunTrust Banks, Inc., following the merger Crestar will continue to operate under its current management, serving its current markets.
      Our commitment to the communities in which we operate will be unchanged. Since there is no geographic overlap between SunTrust's and Crestar's franchises, there will be no branch closings as a result of the merger, nor any job eliminations in other customer contact areas. In general, merger-related job losses at Crestar will be minimal - and certainly much less than in other recent mergers in Crestar's market. In fact, being part of a much larger enterprise will mean enhanced career opportunities for many employees.


 As noted above, your vote is very important. If you have not yet returned your proxy card or voted by telephone, please do so as soon as possible. Voting instructions are included in the proxy materials.

 Please note that if you hold Crestar shares in more than one account - in our Thrift and Profit Sharing Plan, for example, as well as in a brokerage account you will receive proxies (and versions of this letter) for each account. It is important that you vote each proxy separately.

 Thank you for your continued support.

 Sincerely,

 /s/ Richard G. Tilghman